UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 11, 2006

                     Conspiracy Entertainment Holdings, Inc.
             (Exact name of registrant as specified in its charter)

           Utah                     000-32427                 87-0386790
      (State or Other              (Commission               (IRS Employer
       Jurisdiction                File Number)           Identification No.)
     of Incorporation)


               612 Santa Monica Boulevard, Santa Monica, CA 90401
                (Address of principal executive offices)  (zip code)

                                  (310) 260-6150
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

      Conspiracy Entertainment has entered into a Second Amendment, Modification and Consent to Transaction Document Agreement, dated August 11, 2006 (the "Second Amendment Agreement"). Pursuant to the Second Amendment Agreement, the Company sold an aggregate of $247,000 principal amount of 15% secured convertible notes (the "Notes") and received $247,000 in payment for the sale of the Notes, less expenses of $4,000.

      Principal and accrued interest on the Notes is due and payable on February 1, 2007. At the election of the Note holder, principal and accrued interest on the Note may be paid by the Company in shares of its common stock. The conversion price is the lesser of $0.02 per share or seventy percent (70%) of the average of the five lowest closing bid prices for the Company's common stock as reported by Bloomberg L.P. for the thirty trading days preceding the date the Note holders gives the Company notice of its conversion. The conversion price is subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like. Payment of all amounts due pursuant to the Notes is secured by a lien on the assets of the Company.

      The notes were issued in a private placement transaction exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

      The Second Amendment Agreement amended the terms of the terms of the Securities Purchase Agreements (the "Purchase Agreements") dated as of August 31, 2004 and January 31, 2005, which are described in the Company's Forms 8-K filed with the SEC on September 3, 2004 and February 15, 2005. Pursuant to the Second Amendment Agreement, the Company re-affirmed all representations and warranties contained in the Purchase Agreements and all covenants and conditions in the Purchase Agreements were adopted and renewed. In addition, the Security Interest Agreements executed in connection with the Purchase Agreements also relate to the sale of the Notes pursuant to the Second Amendment Agreement. The conversion price of the debentures issued in connection with the Purchase Agreements was amended to be the lesser of $0.02 or 70% of the average of the five lowest closing bid prices for the Company's common stock for the 30 trading days prior to a conversion date.

Pursuant to the Second Amendment Agreement, the Company has delivered signed resignations of its officers and directors in which they have agreed to appoint an individual named in the resignation letter to the board of directors (the "Resignations"). In the event that the Company does not timely file a Form 10-QSB or Form 10-KSB reflecting that: gross revenues from sales in the ordinary course of business net of returns for the following quarters are at least:

      2nd quarter of 2006                             $343,000

      3rd quarter of 2006                             $351,000

      4th quarter of 2006                             $450,000

 then the Lenders will not be required to purchase the Additional Notes, and the Lenders will be permitted to immediately accept the Resignations on behalf of the board of directors and officers of the Company.

      Pursuant to the Second Amendment Agreement, and provided an event of default has not occurred, then on each of the thirtieth and sixtieth days after the August 2006 Closing Date, the two Lenders will each purchase a note in the amount of $20,000 (the "Additional Notes"), which notes will be identical to the Notes, except for the principal amount of the note and will also have a maturity date of February 1, 2007.

      If an Event of Default (as defined in the Notes), occurs and the Lenders seek to enforce their rights in the Notes or the Debentures issued on or about the First Closing Date and the Second Closing Date (the "Debentures") then the Lenders will be permitted to immediately accept the Resignations on behalf of the board of directors and officers of the Company. In the event that the Projections are timely achieved and the Notes and the Debentures are paid in full or cancelled, the Resignations shall immediately thereafter be deemed to be void.

      Pursuant to the Second Amendment Agreement, the Company is issuing to the placement agent for this transaction, or its designees a commission of 500,000 restricted shares of the Company's Common Stock.

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


      The description of the transaction in this Item is qualified in its entirety by reference to the full text of the Second Amendment Agreement and the form of Secured Convertible Note, which are filed as exhibits to this Current Form.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See Item 1.01.

Itme 3.02 Unregistered Sale of Equity Securities.

      See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number                                    Description
--------------------------------------------------------------------------------
4.1            Form of Secured Convertible Note
4.2 Second Amendment, Modification and Consent to Transaction Documents Agreement, dated August 11, 2006


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



                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Conspiracy Entertainment Holdings, Inc.


Dated: August 17, 2006                    By:  /s/ Keith Tanaka
                                              ----------------------------
                                          Name:  Keith Tanaka
                                          Title: Chief Financial Officer


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